Exhibit 99.B(d)(63)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

LMCG Investments, LLC

As of July 21, 2009, as amended March 28, 2012 and December 5, 2017

SEI INSTITUTIONAL INVESTMENTS TRUST

Small Cap II Fund

Agreed and Accepted:

SEI Investments Management Corporation	LMCG Investments, LLC

By:	By:
/s/ William T. Lawrence	/s/ Joseph F. Tower III

Name:	Name:
William T. Lawrence	Joseph F. Tower III

Title:	Title:
Vice President	Chief Operating Officer & Chief Compliance Officer

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

LMCG Investments, LLC

As of July 21, 2009, as amended March 28, 2012 and December 5, 2017

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Small Cap II Fund	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	LMCG Investments, LLC

By:	By:
/s/ William T. Lawrence	/s/ Joseph F. Tower III

Name:	Name:
William T. Lawrence	Joseph F. Tower III

Title:	Title:
Vice President	Chief Operating Officer & Chief Compliance Officer